Exhibit 99.1
American Apparel, Inc. Announces Preliminary June and Second Quarter Sales
LOS ANGELES--(BUSINESS WIRE)--
American Apparel, Inc. (NYSE Amex: APP), a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel, announced preliminary sales for the month and quarter ended June 30, 2012. The Company reported that for the month ended June 30, 2012, total net sales increased 16% to $52.1 million when compared to the month ended June 30, 2011. Between the same periods, comparable store sales on a preliminary basis increased an estimated 19% and wholesale net sales increased an estimated 8%. For the quarter ended June 30, 2012, total net sales increased an estimated 12% to $149.2 million, comparable store sales increased an estimated 16% and wholesale net sales increased an estimated 10%.
The following delineates the components of the increases for each of the months and the quarterly period ended June 30, 2012, when compared to the corresponding months and quarter of the prior year:

	April	May	June*	2012 Second Quarter*
Comparable Store Sales	6%	16%	19%	14%
Comparable Online Sales	50%	21%	18%	29%
Comparable Retail & Online	10%	17%	19%	16%
Wholesale Net Sales	3%	20%	8%	10%
*Preliminary, subject to adjustment
"We are very pleased to report strong sales performance across all distribution channels and geographies and these results again exceeded our expectations," stated Dov Charney, Chairman and CEO. “In the month of June 2012, more merchandise was sold to customers than for any June in our history. On a per store basis, annualized June 2012 in-store sales are trending only 8% less than the historic high set in 2008 and we think we can surpass that historic level within the next 12 to 18 months.” The following table illustrates the progress we have made on this front:

Average Sales per Store on an Annualized Basis

June 2012	$1,600,000
June 2011	$1,360,000
June 2010	$1,180,000
June 2009	$1,390,000
June 2008	$1,730,000
In addition, record volumes should allow us to better leverage our store, factory and corporate overheads. Although favorable cotton prices are tempered by the negative effects of a strengthening US Dollar, we are managing our margins tightly and continue to generate a significant proportion of our sales through full-price selling. As we continue to raise store productivity levels, we will begin to examine opening additional stores, and believe we could be in a position to open as many as 50 additional stores over the next three years.
We expect these positive sales trends will continue into the third quarter.
Finally, as demonstrated in the table below we made a significant improvement in our EBITDA performance in 2011 and we are reiterating our 2012 EBITDA projection to be in the range of $32 million to $40 million.

Annual EBITDA
(In Millions)
2012 Management Projection	$32 to $40
2011	$14
2010	-$9
2009	$56
2008	$71
As we continue to drive higher cash flow and improved earnings performance, we believe we could be in a position to refinance our higher cost debt at substantially lower interest rates in late 2012 or early 2013.
About American Apparel
American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of June 30, 2012, American Apparel had approximately 10,000 employees and operated 253 retail stores in 20 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Ireland, Austria, Belgium, France, Germany, Italy, Netherlands, Spain, Sweden, Switzerland, Israel, Australia, Japan, South Korea, and China. American Apparel also operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website at http://www.americanapparel.net.
Safe Harbor Statement
This press release, and other statements that the Company may make, may contain forward-looking statements. Forward-looking statements are statements that are not historical facts and include statements regarding, among other things, the Company's future financial condition, results of operations and plans and the Company's prospects and strategies for future growth and cost savings. Such forward-looking statements are based upon the current beliefs and expectations of American Apparel's management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: the ability to generate sufficient liquidity for operations and debt service; changes in the level of consumer spending or preferences or demand for the Company's products; increasing competition, both in the U.S. and internationally; the evolving nature of the Company's business; the Company's ability to hire and retain key personnel and the Company's relationship with its employees; suitable store locations and the Company's ability to attract customers to its stores; the availability of store locations at appropriate terms and the Company's ability to identify and negotiate new store locations effectively and to open new stores and expand internationally; effectively carrying out and managing the Company's strategy, including growth and expansion both in the U.S. and internationally; disruptions in the global financial markets; failure to maintain the value and image of the Company's brand and protect its intellectual property rights; declines in comparable store sales and wholesale revenues; financial nonperformance by the Company's wholesale customers; the adoption of new accounting pronouncements or changes in interpretations of accounting principles; seasonality of the business; consequences of the Company's significant indebtedness, including the Company's relationships with its lenders and the Company's ability to comply with its debt agreements, including the risk of acceleration of borrowings thereunder as a result of noncompliance; the Company's liquidity and losses from operations; the Company's ability to develop and implement plans to improve its operations and financial position; costs of materials and labor, including increases in the price of yarn and the cost of certain related fabrics; the Company's ability to pass on the added cost of raw materials to its wholesale and retail customers; the Company's ability to improve manufacturing efficiency at its production facilities; the Company's ability to effectively manage inventory and inventory reserves; location of the Company's facilities in the same geographic area; manufacturing, supply or distribution difficulties or disruptions; investigations, enforcement actions and litigation, including exposure from which could exceed expectations; compliance with or changes in U.S. and foreign government laws and regulations, legislation and regulatory environments, including environmental, immigration, labor and occupational health and safety laws and regulations; costs as a result of operating as a public company; material weaknesses in internal controls; interest rate and foreign currency risks; loss of U.S. import protections or changes in duties, tariffs and quotas and other risks associated with international business including disruption of markets and foreign supply sources and changes in import and export laws; technological changes in manufacturing, wholesaling, or retailing; the Company's ability to upgrade its information technology infrastructure and other risks associated with the systems that are used to operate the Company's online retail operations and manage the Company's other operations; adverse changes in its credit ratings and any related impact on financing costs and structure; general economic and industry conditions, including U.S. and worldwide economic conditions; disruptions due to severe weather or climate change; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Reports on Form 10-K for the year ended December 31, 2011. The Company's filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
Contact:
American Apparel
John J. Luttrell, 213-488-0226
Chief Financial Officer
or
ICR
John Rouleau, 203-682-8342 (Investor Relations)
john.rouleau@icrinc.com